Exhibit 2.1(b)


                     SECOND AMENDMENT TO CONSOLIDATION AGREEMENT


               This second amendment (Second Amendment) to the Consolidation Agreement dated as of the 1st day of April, 1996 (the "Consolidation Agreement") between Grand Court Lifestyles, Inc., a Delaware corporation ("Grand Court"), party of the first part, and John Luciani and Bernard M. Rodin (the "Transferring Shareholders") and J&B Management Company, a New Jersey partnership (the "Company"), parties of the second part, is made as of the 1st day of April, 1996. Capitalized terms not defined herein shall have the meanings ascribed to them in the Consolidation Agreement.

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

               Whereas, Grand Court, the Transferring Shareholders and the Company entered into the Consolidation Agreement;

               Whereas, Schedule 2.1 of the Agreement is amended by this Second Amendment to include additional obligations to be assumed by Grand Court;

               Accordingly, the parties hereto agree as follows:

                                      ARTICLE II
                                     Obligations

               Schedule 2.1 is hereby amended to include immediately after clause (h) thereof a new clause (i) as follows:

                    (i)  any and all outstanding obligations and
                         liabilities owed by the Company in respect of loans to the Company by the following entities, which loans represent the amount of prepayments, if any, by the limited partners of such entities of their capital contributions:

                         (i)       Country Estates Associates, L.P.
                         (ii)      Waterford Shores Associates, L.P.
                         (iii)     Overland Hills Associates, L.P.
                         (iv)      Cloverleaf Associates, L.P.
                         (v)       Colonial Village Associates, L.P.
                         (vi)      Riverhills Associates, L.P.
                         (vii)     Harvard Heights Associates, L.P.
                         (viii)    Nine Ten Pen Associates, L.P.
                         (ix)      Sierra Vista Associates, L.P.
                         (x)       Lubbock Associates, L.P.
                         (xi)      Paradise Valley Associates, L.P.
                         (xii)     Bryan Associates, L.P.
                         (xiii)    Palm Villas Associates, L.P.
                         (xiv)     Magnolia Hills Associates, L.P.
                         (xv)      Millbrook Hills Associates, L.P.
                         (xvi)     Essex Associates, L.P.
                         (xvii)    Salisbury Associates, L.P.
                         (xviii)   Windsor Associates, L.P.
                         (xix)     Tudor Associates, L.P.
                         (xx)      Brookstone Associates, L.P.
                         (xxi)     Concorde Associates, L.P.
                         (xxii)    Palm Gardens Associates, L.P.
                         (xxiii)   Green Hills Associates, L.P.
                         (xxiv)    Western Oaks Associates, L.P.
                         (xxv)     Brighten Manor Associates, L.P.
                         (xxvi)    Harrow Associates, L.P.
                         (xxvii)   Edgemere Associate, L.P.
                         (xxviii)  Bayswater Associates, L.P.
                         (xxix)    Dover Associates, L.P.
                         (xxx)     Stratford Associates, L.P.
                         (xxxi)    Sommerville Associates, L.P.

                                     ARTICLE III
                                    Miscellaneous

               Except as herein specifically amended, all of the terms, provisions and conditions of the Consolidation Agreement shall continue to remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.


          /s/ John Luciani                        /s/ Bernard M. Rodin
          -----------------                       ---------------------
          John Luciani                            Bernard M. Rodin


                                J&B MANAGEMENT COMPANY


          /s/ John Luciani                        /s/ Bernard M. Rodin
          -----------------                       ---------------------
          By: John Luciani                        By: Bernard M. Rodin
               Partner                                 Partner


                             GRAND COURT LIFESTYLES, INC.


          /s/ John Luciani                        /s/ Bernard M. Rodin
          -----------------                       ---------------------
          By: John Luciani                        By: Bernard M. Rodin
               President                               Vice-President